Exhibit 99.1

               Digital Impact Reports Fiscal Q2 Results;
                     Achieves GAAP Profitability

    SAN MATEO, Calif.--(BUSINESS WIRE)--Oct. 23, 2003--Digital Impact, Inc. (NASDAQ: DIGI), the premier provider of online direct marketing solutions for enterprises, today announced financial results for its fiscal second quarter ended September 30, 2003.
    Digital Impact reported fiscal second quarter revenues of $10.9 million, compared to $11.1 million in the same quarter last year. GAAP net income for the quarter was $108,000, or $0.00 per share, compared to a net loss of $1.2 million, or $0.04 per share, for the same quarter last year. Total operating expenses for the quarter were $6.0 million, down 23% from the same quarter last year.
    Earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter ended September 30, 2003, totaled $1.5 million. The difference between EBITDA and the company's $108,000 of net income is primarily due to the depreciation of hardware and the amortization of software, intangible assets, and stock-based compensation.
    The company ended the quarter with $25.2 million in cash, cash equivalents, short-term investments and restricted cash.
    "Despite pricing pressure and the inertia resulting from concerns over spam, we have demonstrated our ability to achieve profitability, win new business and renew contracts with existing clients. Looking ahead, we believe we are well positioned for growth as we release our next generation platform, IMPACT 6.0, with its new features and low cost infrastructure, and expand our offerings of interactive marketing services, " said William Park, chairman and chief executive officer of Digital Impact.
    During the quarter Digital Impact signed several new clients including Motorola, Williams-Sonoma and a major airline, and renewed or extended contracts with leading companies such as Victoria's Secret and Tower Records.

    Outlook

    "We are forecasting fiscal third quarter revenues in the range of $11.2 to $11.8 million, and GAAP earnings ranging from break-even to $0.01 per share. We continue to forecast positive cash flow and breakeven net income for the entire fiscal year," said David
Oppenheimer, chief financial officer of Digital Impact.

    Six-Month Results

    For the first six months of fiscal 2004, the company reported a net loss of $185,000, or $0.01 per share, on revenues totaling $21.9 million. This compares with a net loss of $2.4 million, or $0.08 per share, on revenues of $21.6 million in the same period last year.

    Fiscal Second Quarter 2004 Conference Call

    Digital Impact's conference call will be held at 1:30 p.m. PT today. Those wishing to participate should call (415/537-1979) or access the call at www.digitalimpact.com at approximately 1:20 p.m. PT. A replay of the call will be available until 3:30 p.m. PT, October 31, 2003, by dialing (800/633-8284) and entering reservation (#21163069), or at www.digitalimpact.com and on http://www.companyboardroom.com/.

    Non-GAAP Measures

    To supplement our consolidated financial statements presented in accordance with GAAP (generally accepted accounting principles), the Company uses non-GAAP measures of pro forma net income (loss), pro forma net income (loss) per share and EBITDA, which are adjusted from results based on GAAP to exclude certain expenses, recoveries and losses. These non-GAAP measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, recoveries and losses that may not be indicative of our core operating results. These measures should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with generally accepted accounting principles. Consistent with our historical practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

    About Digital Impact

    Digital Impact is the premier provider of online direct marketing solutions for enterprises, including market leaders such as Citibank, Dell, MasterCard and Hewlett-Packard. Digital Impact's solutions enable corporations to create and deliver highly successful email marketing programs that drive revenue, influence behavior and deepen customer relationships. Digital Impact provides deep customer insight and powerful execution through a combination of hosted web applications, messaging technology infrastructure and professional services. Digital Impact is a member of the TRUSTe Privacy Program and works only with companies that are advocates of strict consumer privacy guidelines. Digital Impact was founded in 1997 and has offices in Silicon Valley, Los Angeles, New York and London. The company is publicly traded on the Nasdaq Stock Market under the ticker symbol DIGI.

    Safe Harbor Statement

    The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of
Section 21E of the Securities and Exchange Act of 1934, including statements regarding Digital Impact's expectations, beliefs, hopes, intentions, projections or strategies regarding the future. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include, but are not limited to, the following: that due to possible conditions such as the loss of clients, the inability to collect fees for services performed, the reduction in campaign volume for existing clients, reduced demand for the company's services and price pressure from the company's competition, the company's performance projections may not be met.
    Further risks are detailed in Digital Impact's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

    -- Digital Impact is a registered trademark of Digital Impact, Inc. All other brands or trademarks are the property of their respective owners.

    --  Financial schedules attached.


                          DIGITAL IMPACT, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except per share amounts) (unaudited)


                                      Three Months       Six Months
                                          Ended            Ended
                                        Sept. 30,        Sept. 30,
                                   ----------------- -----------------
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------

Revenues                           $10,924  $11,128  $21,852  $21,646
Cost of revenues                     4,741    4,502    9,523    8,855
                                   -------- -------- -------- --------
Gross profit                         6,183    6,626   12,329   12,791

Operating expenses:
 Research and development            1,279    1,943    2,722    3,718
 Sales and marketing                 2,910    3,743    5,978    7,007
 General and administrative          1,749    1,759    3,437    3,600
 Stock-based compensation               17      165       42      428
 Amortization of purchased
  intangibles                           54      161      215      322
                                   -------- -------- -------- --------
   Total operating expenses          6,009    7,771   12,394   15,075
                                   -------- -------- -------- --------

Income (loss) from operations          174   (1,145)     (65)  (2,284)

Other income and (expense)             (66)     (18)    (120)     (72)
                                   -------- -------- -------- --------

Net income (loss)                     $108  $(1,163)   $(185) $(2,356)
                                   ======== ======== ======== ========

Basic net income (loss) per share    $0.00   $(0.04)  $(0.01)  $(0.08)
                                   ======== ======== ======== ========

Weighted average shares used in
 basic net income (loss) per share  32,780   29,990   32,240   29,830
                                   ======== ======== ======== ========

Diluted net income (loss) per share  $0.00   $(0.04)  $(0.01)  $(0.08)
                                   ======== ======== ======== ========

Weighted average shares used in
 diluted net income (loss) per
 share                              35,662   29,990   32,240   29,830
                                   ======== ======== ======== ========


Pro forma net income (loss) (a)       $179    $(837)     $72  $(1,606)
                                   ======== ======== ======== ========

Basic pro forma net income (loss)
 per share                           $0.01   $(0.03)   $0.00   $(0.05)
                                   ======== ======== ======== ========

Diluted pro forma net income (loss)
 per share                           $0.01   $(0.03)   $0.00   $(0.05)
                                   ======== ======== ======== ========


(a) Excludes charges for stock-based compensation and amortization of purchased intangibles.



                              DIGITAL IMPACT, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                          (In thousands) (unaudited)



                                          Sept. 30,  Mar 31,
                                             2003      2003    Change
                                           --------- -------- --------
ASSETS:
Current assets:

 Cash and cash equivalents                  $22,458  $23,659  $(1,201)
 Short-term investments                       1,603      108    1,495
 Accounts receivable, net                     9,182    7,903    1,279
 Prepaid expenses and other
  current assets                              1,725    1,377      348
                                          --------- -------- --------
Total current assets                         34,968   33,047    1,921
                                          --------- -------- --------

Net property and equipment                    7,171    8,909   (1,738)

Restricted cash                               1,163    1,114       49
Intangible Assets                             2,002    2,216     (214)
Other assets                                    645      731      (86)
                                           --------- -------- --------
Total assets                                $45,949  $46,017     $(68)
                                           ========= ======== ========

                                           Sept. 30,  Mar 31,
                                             2003      2003    Change
                                           --------- -------- --------
LIABILITIES & STOCKHOLDERS' EQUITY:
Current liabilities:

 Accounts payable                             $1,627   $1,819   $(192)
 Deferred revenues                             1,923    1,975     (52)
 Accrued liabilities                           3,312    4,182    (870)
 Current portion of capital lease
  obligations                                    120      374    (254)
 Current portion of long term debt               570    1,212    (642)
                                            --------- -------- -------
Total liabilities                              7,552    9,562  (2,010)
                                            --------- -------- -------




Total stockholders' equity                    38,397   36,455   1,942
                                            --------- -------- -------
Total liabilities and stockholders'
 equity                                      $45,949  $46,017    $(68)
                                            ========= ======== =======



                            DIGITAL IMPACT, INC.
               RECONCILIATION FROM GAAP NET INCOME (LOSS) TO
                  PRO FORMA NET INCOME (LOSS) AND EBITDA
                        (in thousands) (unaudited)


                                         Three Months      Six Months
                                            Ended            Ended
                                          Sept. 30,        Sept. 30,
                                     ---------------------------------
                                        2003     2002    2003    2002
                                     ---------------------------------

Net income (loss)                       $108  $(1,163) $(185) $(2,356)

Excluded for pro forma net income
 (loss):
 Stock-based compensation                 17      165     42      428
 Amortization of purchased
  intangibles                             54      161    215      322
                                     ---------------------------------

Pro forma net income (loss)             $179    $(837)   $72  $(1,606)

Excluded for EBITDA
 Other (income) and expense               66       18    120       72
 Depreciation and amortization         1,283    1,483  2,712    2,714
                                     ---------------------------------

 EBITDA                               $1,528     $664 $2,904   $1,180
                                     =================================

EBITDA Definition: Earnings before other income and expense, taxes, depreciation, amortization, and stock-based compensation.



    CONTACT: Digital Impact
             David Oppenheimer, 650-356-3400
             ir@digitalimpact.com
             or
             Kalt Rosen & Co.
             Howard Kalt, 415-397-2686
             kalt@krc-ir.com